UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2020

SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2020, Ms. Amanda Lombard was appointed Executive Vice President and Chief Financial Officer, succeeding Brian R. Dickman, whose last day as Executive Vice President and Chief Financial Officer will be on or before December 11, 2020. Ms. Lombard will begin her new role on or before December 11, 2020. In connection with her new role, Ms. Lombard executed an offer letter setting forth the updated terms of her employment, including (a) an annual base salary of $400,000, (b) eligibility for an annual cash bonus, beginning for the 2021 performance year, with a target of 75% of base salary and maximum of 100% of base salary, provided threshold company performance goals are achieved; and (c) eligibility to be granted an annual equity award, provided threshold company performance goals are achieved, with a target aggregate value equal to 50% of Ms. Lombard’s annual base salary and a maximum aggregate value equal to 75% of Ms. Lombard’s base salary.

Under the terms of Ms. Lombard’s employment, if her employment is terminated by the Company without Cause or she resigns for Good Reason (collectively an “Involuntary Termination”), Ms. Lombard will be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; and (4) prorated vesting of any outstanding annual equity awards. Ms. Lombard will also be entitled to certain compensation and benefits if her employment with Seritage is terminated due to death or disability. In the event of a change in control of the Company, equity awards will be treated in accordance with the terms of the applicable award agreements and the Company’s equity plan.

During her employment with the Company and for 12 months thereafter, Ms. Lombard will be subject to non-competition and non-solicitation covenants. Ms. Lombard is also subject to a perpetual confidentiality covenant.

Ms. Lombard, age 37, was previously the Company’s Chief Accounting Officer from November 2018. Ms. Lombard previously held multiple roles at Gramercy Property Trust, including Chief Accounting Officer from April 2018 to October 2018, Senior Vice President, Corporate Controller from December 2015 to April 2018 and Assistant Corporate Controller and Vice President, Financial Reporting from July 2012 to December 2015. Ms. Lombard began her career at PricewaterhouseCoopers LLP in the assurance practice focusing on private equity and hedge funds. Ms. Lombard has a B.A. in Economics from the University of Michigan and a MAcc from the Stephen M. Ross School of Business at the University of Michigan. Ms. Lombard has no family relationships with any director or executive officer of Seritage and there are no transactions in which Ms. Lombard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On November 10, 2020, the Company issued a press release announcing Ms. Lombard’s appointment as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 10, 2020.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

	By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary

Date: November 10, 2020